Exhibit 8.1


                  LAW OFFICES
     BALLARD SPAHR ANDREWS & INGERSOLL, LLP                     BALTIMORE, MD
         1735 MARKET STREET, 51ST FLOOR                          DENVER, CO
     PHILADELPHIA, PENNSYLVANIA 19103-7599                   SALT LAKE CITY, UT
                  215-665-8500                                  VOORHEES, NJ
               FAX: 215-864-8999                               WASHINGTON, DC
            LAWYERS@BALLARDSPAHR.COM                           WILMINGTON, DE






                                                        April 28, 2003


EMT Corp.
8425 Woodfield Crossing Boulevard
Suite 401
Indianapolis, Indiana 46240

        Re:    Registration Statement on Form S-4

Ladies and Gentlemen:

        We have acted as counsel to EMT Corp., an Indiana corporation (the "Company"), and are rendering this opinion in connection with the filing of a Registration Statement on Form S-4 (the "Registration Statement") by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to the registration by the Company of $1,686,000,000 aggregate principal amount of its student loan asset-backed auction rate securities (the "New Notes") issued pursuant to an exchange offer (the "Exchange Offer") for a like aggregate principal amount of student loan asset-backed auction rate securities (the "Old Notes"). The Old Notes were issued under that certain Trust Agreement, dated as of May 15, 1998, by and between the Company and Zions First National Bank ("Zions," successor to NBD Bank, N.A. and Bank One Trust Company, N.A.), as amended by the First Terms Supplement thereto dated as of May 15, 1998, the Second Terms Supplement thereto dated as of January 1, 1999, the Third Terms Supplement thereto dated as of September 1, 1999, the Fourth Terms Supplement thereto dated as of April 1, 2000, and the Fifth Terms Supplement thereto dated as of June 1, 2000. The New Notes are to be issued pursuant to a Sixth Terms Supplement to the Trust Agreement by and between the Company and Zions (the Trust Agreement as amended to date hereafter referred to as the "Amended Trust Agreement.")

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EMT Corp.
April 28, 2003
Page 2

        In our capacity as counsel, we have examined the Registration Statement and the Amended Trust Agreement. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such agreements, documents, instruments, and corporate records, and such certificates or comparable documents of public officials and officers and representatives of the Company and have made such inquiries of such officers and representatives and have considered such matters of law as we have deemed appropriate as the basis for the opinion hereinafter set forth. In giving this opinion, we have assumed the authenticity of all documents presented to us as originals, the conformity with the originals of all documents presented to us as copies and the genuineness of all signatures.

        Based upon the foregoing, we hereby confirm that the discussion set forth under the headings "Prospectus Summary -- Federal Tax Considerations" and "Federal Income Tax Consequences" in the prospectus included in the Registration Statement represents our opinion, insofar as such discussion concerns conclusions of law and subject to the assumptions, qualifications, and limitations set forth in that discussion and herein.

        Our opinion is based upon the Internal Revenue Code of 1986, as amended, the Treasury regulations promulgated thereunder (proposed, temporary and final), interpretive pronouncements by the Internal Revenue Service and other relevant legal authorities, all as in effect on the date hereof. We note that all such legal authorities are subject to change, either prospectively or retroactively. We are not undertaking hereby any obligation to advise you of any changes in the facts or applicable law subsequent to the date hereof which could affect our opinion, including a discovery subsequent to such date of any inaccuracy in the representations or warranties upon which we have relied in rendering this opinion. We also note that our opinion is not binding on the Internal Revenue Service, which could take a position contrary to our opinion.

        We express no opinion as to any laws other than the federal tax laws of the United States.

        We hereby consent to the sole use of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder. Notwithstanding anything herein or in the Registration Statement to the contrary, the Company, Zions, and each prospective investor in the New Notes (and each employee,

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EMT Corp.
April 28, 2003
Page 3

representative, or other agent of the Company, Zions and each such prospective investor) may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the transactions described herein or in the Registration Statement and all materials of any kind (including opinions or other tax analyses) relating to such tax treatment and tax structure, except that such disclosure shall not entitle any party to rely upon this opinion without our express written consent. In accepting delivery of this opinion, the Company acknowledges and agrees to the foregoing terms of its use.

                                   Very truly yours,

                                   /s/ Ballard Spahr Andrews & Ingersoll, LLP